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                                                               EXHIBIT 10.10


                              OFFICE LEASE BETWEEN

                            ST. PAUL PROPERTIES, INC.

                                       AND

                               THE TRIZETTO GROUP

                                    ATRIUM I

                              6061 S. WILLOW DRIVE

                               ENGLEWOOD, COLORADO


                                  JULY 26, 1999

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                                TABLE OF CONTENTS



ARTICLE 1.00  BASIC LEASE TERMS...................................................................................1
         1.01 Parties.............................................................................................1
         1.02 Lease Premises......................................................................................1
         1.03 Definition of Terms.................................................................................1
                  A. Building.....................................................................................1
                  B. Premises.....................................................................................1
                  C. Building Manager.............................................................................1
                  D. Commencement Date............................................................................1
                  E. Completion Date..............................................................................1
                  F. Termination Date.............................................................................1
                  G. Term.........................................................................................1
                  H. Base Rent....................................................................................1
                  I. Monthly Installments of Base Rent............................................................1
                  J. Tenant's Proportionate Share.................................................................1
                  K. Security Deposit.............................................................................1
                  L. Landlord's Mailing Address...................................................................1
                     Tenant's Mailing Address.....................................................................2
                  M. Normal Business Hours........................................................................2
                  N. State........................................................................................2
                  O. Parking Spaces...............................................................................2
                  P. Broker.......................................................................................2
                  Q. Permitted Use................................................................................2
                  R. Tenant's Representatives.....................................................................2


ARTICLE 2.00  RENT................................................................................................2
         2.01 Base Rent...........................................................................................2
         2.02 Operating Expenses..................................................................................2
         2.03 Definition of Operating Expenses....................................................................3
         2.04 Late Payment Charge.................................................................................3
         2.05 Increase in Insurance Premiums......................................................................3
         2.06 Security Deposit....................................................................................3
         2.07 Holding Over........................................................................................4


ARTICLE 3.00  OCCUPANCY AND USE...................................................................................4
         3.01 Use.................................................................................................4
         3.02 Signs...............................................................................................4
         3.03 Compliance with Laws, Rules and Regulations.........................................................4
         3.04 Warranty of Possession..............................................................................4
         3.05 Inspection..........................................................................................4


ARTICLE 4.00  UTILITIES AND SERVICE...............................................................................4
         4.01 Building Services...................................................................................4
         4.02 Theft or Burglary...................................................................................5
         4.03 Janitorial Service..................................................................................5
         4.04 Excessive Utility Consumption.......................................................................5
         4.05 Window Coverage.....................................................................................5
         4.06 Charge for Service..................................................................................5


ARTICLE 5.00  REPAIRS AND MAINTENANCE.............................................................................5
         5.01 Landlord Repairs....................................................................................5
         5.02 Tenant Repairs......................................................................................5
         5.03 Request for Repairs.................................................................................5
         5.04 Tenant Damages......................................................................................5


                                       i
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
ARTICLE 6.00  ALTERATIONS AND IMPROVEMENTS........................................................................5
         6.01 Landlord Improvements...............................................................................5
         6.02 Tenant Improvements.................................................................................6


ARTICLE 7.00  CASUALTY AND INSURANCE..............................................................................6
         7.01 Substantial Destruction.............................................................................6
         7.02 Partial Destruction.................................................................................6
         7.03 Property Insurance..................................................................................6
         7.04 Tenant's Insurance..................................................................................6
         7.05 Waiver of Subrogation...............................................................................7
         7.06 Hold Harmless.......................................................................................7


ARTICLE 8.00  CONDEMNATION........................................................................................7
         8.01 Substantial Taking..................................................................................7
         8.02 Partial Taking......................................................................................7


ARTICLE 9.00  ASSIGNMENT OR SUBLEASE..............................................................................7
         9.01 Landlord Assignment.................................................................................7
         9.02 Tenant Assignment...................................................................................7
         9.03 Conditions of Assignment............................................................................9
         9.04 Rights of Mortgagee.................................................................................9
         9.05 Estoppel Certificates...............................................................................9


ARTICLE 10.00  LIENS..............................................................................................9
         10.01 Landlord's Lien....................................................................................9
         10.02 Uniform Commercial Code...........................................................................10


ARTICLE 11.00  DEFAULT AND REMEDIES..............................................................................10
         11.01 Default by Tenant.................................................................................10
         11.02 Remedies for Tenant's Default.....................................................................10


ARTICLE 12.00  RELOCATION........................................................................................11
         12.01 Relocation Option.................................................................................11
         12.02 Expenses..........................................................................................11


ARTICLE 13.00  DEFINITIONS.......................................................................................11
         13.01 Abandon...........................................................................................11
         13.02 Force Majeure.....................................................................................11
         13.03 Building..........................................................................................11
         13.04 Commencement Date.................................................................................11
         13.05 Completion Date...................................................................................11
         13.06 Square Feet.......................................................................................11


ARTICLE 14.00  MISCELLANEOUS.....................................................................................11
         14.01 Waiver............................................................................................11
         14.02 Force Majeure.....................................................................................12
         14.03 Attorneys' Fees...................................................................................12
         14.04 Successors........................................................................................12
         14.05 Rent Tax..........................................................................................12
         14.06 Captions..........................................................................................12
         14.07 Notice............................................................................................12
         14.08 Submission of Lease...............................................................................12


                                       ii
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
         14.09 Corporate Authority...............................................................................12
         14.10 Severability......................................................................................12
         14.11 Lessor's Liability................................................................................12
         14.12 Indemnity.........................................................................................12
         14.13 Recording.........................................................................................12
         14.14 Waiver of Trial by Jury...........................................................................13


ARTICLE 15.00  AMENDMENT AND LIMITATION OF WARRANTIES............................................................13
         15.01 Entire Agreement..................................................................................13
         15.02 Amendment.........................................................................................13
         15.03 Limitation of Warranties..........................................................................13


ARTICLE 16.00  OTHER PROVISIONS..................................................................................13
         16.01 Documents Incorporated by Reference...............................................................13


ARTICLE 17.00  SIGNATURES........................................................................................13

         Addendum
         Exhibit A - Description of Building and Premises
         Exhibit B - Provisions Relating to Construction of Tenant's Space      (Finish Allowance only)
         Exhibit C - Rules and Regulations


                                      iii
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                                  OFFICE LEASE


                         ARTICLE 1.00 BASIC LEASE TERMS

         1.01 PARTIES. This Lease Agreement ("Lease") dated as of April 26, 1999, is entered into by and between St. Paul Properties, Inc., a Delaware Corporation, ("Landlord"), and The Trizetto Group, a Delaware corporation ("Tenant").

         1.02 LEASE PREMISES. In consideration of the Rent, terms, provisions and covenants of this Lease, Landlord leases to Tenant and Tenant accepts from Landlord the Premises (as outlined on the plan attached hereto as Exhibit A) located in the Building, together with the non-exclusive right to use, in common with Landlord and others, the following portions of the Building: the entrance foyer and lobby; the corridors and lavatories on the floor on which the Premises are situated; and the stairways, and elevators (sometimes referred to as the "Common Areas").

         1.03 DEFINITION OF TERMS. As used in this Lease, the following terms shall have the following meanings:

         A. Building: The Building on the real property situated at 6061 South Willow Drive, Englewood, Colorado, and commonly known as Atrium I - Denver Technological Center, containing approximately 131,445 rentable square feet.

         B. Premises: That part of the Building outlined on Exhibit A, called Suite 310 on the third floor(s) of the Building, containing approximately 23,610 rentable square feet, including tenant improvements made by Landlord as part of the Tenant Finish Buildout.

         C. Building Manager: JCA Property Management, 6061 S. Willow Drive, Suite 210, Englewood, Colorado 80111, Attention: Mr. Jim Aamot, or such other person as Landlord may designate from time to time.

         D. Commencement Date: October 1, 1999, unless delayed by Force Majeure, or as otherwise delayed as provided in Exhibit "B - Provisions Relating to Construction of Tenant's Space."

         E. Completion Date: October 1, 1999, unless delayed by Force Majeure, or as otherwise delayed as provided in Exhibit "B - Provisions Relating to Construction of Tenant's Space."

         F. Termination Date: October 31, 2004, unless sooner terminated as provided in this Lease, or as otherwise provided in Exhibit "B.

         G. Term: A period commencing on the Commencement Date and expiring at 11:59 p.m. local time on the Date which is the last day of the month that is sixty-one (61) months following the Commencement Date, unless extended or earlier terminated as provided in this lease.

         H. Base Rent: Tenant shall pay total aggregate Base Rent during the term of the lease of Two Million Three Hundred Seventy Thousand Three Hundred Forty-five and 63/100 Dollars ($2,370,345.63) ($19.75/rentable square foot/year).

         I. Monthly Installments of Base Rent: Base Rent shall be payable monthly, in advance, without demand, deduction or set-off at the rate of Thirty-eight Thousand Eight Hundred Fifty-eight and 13/100 Dollars ($38,858.13) per month ($19.75/rentable square foot/year).

                  Rent Abatement. The foregoing notwithstanding, and provided that no default (or no event which, with the passage of time or the giving of notice or both, would constitute an event of default under the Lease) shall have occurred under this Lease, Base Rent for the Premises, net of operating expenses, shall be abated for a period of one (1) month following the Commencement Date. In the event of any default by Tenant, the entire amount of Base Rent which was otherwise abated, as set forth above, shall be immediately due and payable.

         J.       Tenant's Proportionate Share:   17.962%

         K. Security Deposit: Seventy-seven Thousand Seven Hundred Sixteen and 25/100 Dollars ($77,716.25).

         L. Landlord's Mailing Address: 385 Washington Street, St. Paul, Minnesota, 55102, Attention: Vice President-Asset Management.

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                  Tenant's Mailing Address: 6061 South Willow Drive, Suite 310,
                  Englewood, Colorado 80111.

         M. Normal Business Hours: The hours from 6:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday, except recognized holidays.

         N.       State:  The State of Colorado.

         O. Parking Spaces: Tenant shall be entitled to the non-exclusive use in common with Landlord and others of a maximum of seventy-seven (77) parking spaces in the building parking areas at no charge during the primary term of the Lease. In addition, through June 30, 2002, Tenant may be entitled to use additional parking spaces, in an amount to be determined by Landlord, on a non-reserved, non-exclusive basis, in that certain parking lot adjacent to the Building parking lot and currently leased by Landlord and known as the "Sheplers" parking lot, at no additional cost to Tenant. Landlord reserves the right to strictly enforce the number of parking spaces utilized by Tenant during the term of this Lease based upon a parking ratio of 3.3 parking spaces per 1,000 rentable square feet. Landlord further reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by Landlord, and to issue and implement other rules and regulations with respect to parking spaces for the Building, provided that Tenant's rights to the number of parking spaces designated herein are preserved.

         P. Brokers: The Venture Group, 3300 S. Parker Road, Suite 208, Aurora, CO 80014, Attention: David J. Banzhaf (representing Landlord); Liberty-Greenfield, 730 17th Street, Suite 635, Denver, Colorado 80202, in cooperation with Julien J. Studley, Inc., 10960 Wilshire Boulevard, Suite 1500, Los Angeles, CA 90024, Attention: Christopher J. Harrer (representing Tenant).

         Q.       Permitted Use:  General administrative offices purposes.

         R. Tenant's Representatives: Tenant's employees, agents, contractors, licensees and invitees.

                                ARTICLE 2.00 RENT

         2.01 BASE RENT. Tenant shall pay Monthly Installments of Base Rent in advance on the first day of each month of the Term, which amount shall be payable to Landlord by submitting it to the Building Manager at the address shown above. If the Commencement Date should be a date other than the first day of a calendar month, the Monthly Installment of Base Rent shall be prorated to the end of that calendar month. Tenant shall pay, as additional rent, all other sums due under this Lease.

         2.02 OPERATING EXPENSES. In the event Landlord's operating expenses for the Building shall, in any calendar year during the Term, exceed the sum of those expenses accrued during the 1999 base year ("Excess Expenses") Tenant shall pay as additional rent Tenant's Proportionate Share of Excess Expenses. In order to provide current payments on account of Excess Expenses Tenant shall, at Landlord's request, pay as additional rent, an amount equal to Tenant's Proportionate share of the Excess Expenses due for the ensuing twelve (12) months, as estimated by Landlord from time to time, in twelve (12) equal monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount. Following the close of each calendar year, Landlord shall provide Tenant with a statement showing in reasonable detail all computations of additional rent under this section. If Tenant's Proportionate Share of the actual Excess Expenses for the preceding calendar year exceeds the aggregate of the estimated monthly payments made by Tenant for such year, Tenant shall within ten (10) days of the receipt of the statement, pay to Landlord as additional rent an amount equal to such excess. If such aggregate of the estimated monthly payments exceeds Tenant's Proportionate share of the actual Excess Expenses for such calendar year, Landlord shall credit against Tenant's next ensuing monthly installment or installments of the rent an amount equal to such difference until the credit is exhausted. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit to Tenant by reason of this provision. The obligations of Tenant and Landlord to make payments or credits required by this provision shall survive the Termination Date. Notwithstanding any other provisions in this Lease, during the year in which the Lease terminates, Landlord, prior to the Termination Date, shall have the option to invoice Tenant for Tenant's Proportionate share of the Excess Expenses based upon the previous year's operating expenses. If the Lease shall terminate on a day other than the last day of the calendar year, the amount of any additional rent payable by Tenant applicable to the year in which such termination shall occur shall be pro rated on the ratio that the number of days from the commencement of the calendar year to and including the Termination Date bears to 365.

Each annual statement given by Landlord or the Building Manager pursuant to this section shall be conclusive and binding upon Tenant unless within ninety (90) days after receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which it is claimed to be incorrect. If such dispute shall not have been settled by agreement, then, pending the legal determination of such dispute by a later agreement or litigation, Tenant shall pay additional rent in accordance with such statement and such payment shall be without prejudice to Tenant's

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position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith credit to Tenant the amount of Tenant's overpayment of additional rent resulting from compliance with Landlord's statement. Landlord shall grant Tenant, at Tenant's expense, reasonable access to Landlord's books and records for the purpose of verifying the Excess Expenses.

If during any calendar year of this Lease, the occupancy of the Building averages less than one hundred percent (100%), it is agreed that the Operating Expenses that vary depending upon occupancy shall be computed as though the Building had been 95% occupied for such calendar year. If Landlord recovers in excess of 100% of its Operating Expenses that vary depending upon occupancy during any calendar year of this Lease, Landlord shall credit against Tenant's next ensuing monthly installment or installments of the rent an amount equal to Tenant's Proportionate Share of such excess until the credit is exhausted, or if the term of the Lease has expired refund to the Tenant the Tenant's Proportionate Share of such excess.

         2.03 DEFINITION OF OPERATING EXPENSES. The term "Operating Expenses" includes all expenses paid or incurred by Landlord or on Landlord's behalf with respect to the management, repair, operation and maintenance of the Building of which the Premises are a part including, but not limited to, the following: (1) salaries, wages and benefits of employees of Landlord engaged in the management, repair, operation and maintenance of the Building; (2) payroll taxes, workmen's compensation, uniforms and related expenses for such employees;
(3) the cost of all charges for oil, gas, steam, electricity, any alternate source of energy, heat, ventilation, air-conditioning, water, sewers and other utilities furnished to the Building (including the parking areas, Common Areas and leased areas thereof), together with any taxes on such utilities; (4) the cost of painting non-tenant space; (5) the cost of all charges for insurance Landlord is required to pay or deems necessary to pay, including public liability insurance, with regard to the Building and the maintenance or operation thereof; (6) the cost of all supplies (including cleaning supplies), tools, materials and equipment, the rental thereof and sales and other taxes thereon; (7) depreciation of hand tools and other movable equipment used in the repair, operation and maintenance of the Building; (8) the cost of all charges for window and other cleaning and janitorial, snow and ice removal, and security services; (9) charges of independent contractors; (10) repairs and replacements made by Landlord at its expense; (11) exterior and interior landscaping and pest control; (12) alterations and improvements to the Building made by reason of the laws and requirements of any public authorities or the requirements of insurance bodies; (13) management fees or, if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of the then prevailing rates for management fees of other first class office buildings in the area in which the Building is located; (14) the cost of any capital improvements or additions to the Building and of any machinery or equipment installed in the Building which are made or become operational, as the case may be, after the Commencement Date and which the effect of reducing the expenses which otherwise would be included in Operating Expenses to the extent of the lesser of (A) such cost, as reasonably amortized by Landlord with interest on the unamortized amount at the prime rate then generally available in the state, or (B) the amount of such reduction in Operating Expenses; (15) reasonable legal, accounting and other professional fees incurred in connection with the operation, maintenance and management of the Building; (16) all other expenses or charges which would generally be regarded as operating and maintenance expenses which would reasonably be amortized over a period not to exceed five (5) years; (17) all real property taxes and installments of special assessments, including dues and assessments by means of deed restrictions and/or owners' associations which accrue against the Building during the term of this Lease; and (18) all other charges properly allocable to the repair, operation and maintenance of the Building in accordance with generally accepted accounting principles. The term operating Expenses does not include the following: casualty; income and franchise taxes of Landlord, expenses incurred in leasing to or procuring of leases, leasing commissions, advertising expenses and expenses for renovating space for all tenants other than Tenant; interest or principal payments on any mortgage or other indebtedness of Landlord; compensation paid to any employee of Landlord above the grade of property manager; any depreciation allowance or expense (except as provided above); or those operating expenses which are the responsibility of Tenant.

         2.04 LATE PAYMENT CHARGE. Other remedies for nonpayment of rent notwithstanding, if any part of the rent is not paid within ten (10) days after it is due, Tenant shall pay Landlord a late payment charge of five percent (5%) on the amount due from its due date until paid and shall become immediately due and payable in addition to any other amounts owed under this Lease.

         2.05 INCREASE IN INSURANCE PREMIUMS. If an increase in any insurance premiums paid by Landlord for the Building is caused by Tenant's use of the Premises in a manner other than as set forth in section 1.03, or if Tenant vacates the Premises and causes an increase in such premiums, then Tenant shall pay as additional rent the amount of such increase to Landlord.

         2.06     SECURITY DEPOSIT. The security deposit set forth in section
1.03 shall be held by Landlord for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood that the security deposit shall not be considered an advance payment of rental or a measure of Tenant's damage in case of default by Tenant. Upon the occurrence of any event of default by Tenant or breach by Tenant of Tenant's covenants under this Lease, Landlord may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent, or to repair any damage or injury, or pay any expense or liability incurred by Landlord as a result of the event of default or breach of covenant, and any remaining balance of the security deposit shall be returned by Landlord to Tenant upon termination of this Lease. If any portion of the security deposit is so used or applied, Tenant shall upon ten (10) days written notice from Landlord, deposit with Landlord by cash or cashier's check an amount sufficient to restore the security deposit to its original amount.

         2.07 HOLDING OVER. In the event that Tenant does not vacate the Premises upon the expiration or termination of this Lease, Tenant shall be a tenant at will for the hold over period and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord as base rental for the period of such hold over an amount equal to two
(2) times the Base Rent which would have been payable by Tenant had the hold over period been a part of the original term of this Lease. If Tenant remains in possession of the Premises after the termination of the Lease, Tenant agrees to vacate and deliver the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. The rent payable during the hold over period shall be payable to Landlord upon demand. No holding over by Tenant, with or without the consent of Landlord, shall operate to extend the Term.


                         ARTICLE 3.00 OCCUPANCY AND USE

         3.01 USE. Tenant warrants and represents to Landlord that the Premises shall be used and occupied only for the purpose as set forth in section
1.03. Tenant shall occupy the Premises, conduct its business and control the Tenant's Representatives in such a manner as is lawful, reputable and will not create a nuisance. Tenant shall not permit any operation which emits any odor or matter which intrudes into other portions of the Building, use any apparatus or machine which makes undue noise or causes vibration in any portion of the Building or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or Landlord in its management of the Building. Tenant shall neither permit any waste on the Premises nor allow the Premises to be used in any way which would, in the opinion of Landlord be extra-hazardous on account of fire or which would in any way increase or render void the fire insurance on the Building.

         3.02 SIGNS. No sign of any type or description shall be erected, placed or painted in or about the Premises or Building except those signs submitted to Landlord in writing and approved by Landlord in writing, and which signs are in conformance with Landlord's sign criteria established for the Building.

         3.03 COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Tenant, at Tenant's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Premises, provided, however, that Tenant shall not be obligated to modify (or pay the cost of modifying) any structural component of the Building outside of the Premises, unless such change is required by Tenant's use of the Premises. Tenant will comply with the rules and regulations of the Building adopted by Landlord which are set forth on a schedule attached to this Lease. Landlord shall have the right at all times to change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operational use of the Building or the Premises. All changes and amendments to the rules and regulations of the Building will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant. Landlord represents and warrants to Tenant that Landlord has no actual knowledge, without inquiry or investigation, that Landlord has received written notification from any governmental or regulatory agency of any alleged violation of any laws, ordinances, orders, rules or regulations pertaining to the Building.

         3.04 WARRANTY OF POSSESSION. Landlord warrants that it has the right and authority to execute this Lease, and Tenant, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the Premises during the full term of this Lease as well as any extension or renewal thereof. Landlord shall not be responsible for the acts or omissions of any other tenant or third party that may interfere with Tenant's use and enjoyment of the Premises.

         3.05 INSPECTION. Landlord or its authorized agent shall at any and all reasonable times have the right to enter the Premises to inspect the same, to supply janitorial service or any other service to be provided by Landlord, to show the Premises to prospective purchasers or tenants, and to alter, improve or repair the Premises or any other portion of the Building. Tenant hereby waives any claim for damages for injury or inconvenience to or interference with Tenant's business, any loss of occupancy or use of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises. Tenant shall not change Landlord's lock system or in any other manner prohibit Landlord from entering the Premises. Landlord shall have the right to use any and all means which Landlord may deem proper to open any door in an emergency without liability therefor.

                       ARTICLE 4.00 UTILITIES AND SERVICE

         4.01 BUILDING SERVICES. Landlord shall provide water and electricity to Tenant during the term of this Lease. Tenant shall pay all telephone charges. Landlord shall furnish Tenant hot and cold water at those points of supply provided for general use of other tenants in the Building, central heating and air conditioning in season (at times Landlord normally provides these services to other tenants in the Building, and at temperatures and in amounts as are considered by Landlord to be standard or in compliance with any governmental regulations, such service on Saturday afternoons, Sundays, evenings and holidays to be furnished only upon the request of Tenant, who shall bear the entire cost). Landlord shall also provide routine maintenance, painting and electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Landlord to be standard. Landlord may, in its sole discretion, provide additional services not enumerated herein. Failure by Landlord to any extent to provide these defined services or any other services not enumerated, or any cessation thereof, shall not render Landlord liable in any respect for damages to either person or property, be construed as an eviction of Tenant, work an abatement of rent or relieve Tenant from fulfillment of any covenant of this Lease. Should any of the equipment or machinery break down, or for any cause cease to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for rebate of rent on account of any interruption in service occasioned from the repairs. Landlord reserves the right from time to time to make changes in the utilities and services provided by Landlord to the Building.

         4.02 THEFT OR BURGLARY. Landlord shall not be liable to Tenant for losses to Tenant's property or personal injury caused by criminal acts or entry by unauthorized persons into the Premises or the Building.

         4.03 JANITORIAL SERVICE. Landlord shall furnish janitorial services to the Premises and public areas of the Building five times per week during the term of this Lease, excluding holidays. Landlord shall not provide janitorial service to kitchens or storage areas included in the Premises.

         4.04 EXCESSIVE UTILITY CONSUMPTION. Tenant shall pay all utility costs occasioned by electrodata processing machines, telephone equipment, computers and other equipment of high electrical consumption, including without limitation, the cost of installing, servicing and maintaining any special or additional inside or outside wiring or lines, meters or submeters, transformers, poles, air conditioning costs, or the cost of any other equipment necessary to increase the amount or type of electricity or power available to the Premises.

         4.05 WINDOW COVERAGE. Landlord shall furnish and install window covering on all exterior windows to maintain a uniform exterior appearance. Tenant shall not remove or replace these window coverings or install any other window covering which would affect the exterior appearance of the Building. Tenant may install lined or unlined over-draperies on the interior sides of the Landlord furnished window coverings for interior appearance or to reduce light transmission, provided such draperies do not affect the exterior appearance of the Building or affect the operation of the Building's heating, ventilating and air conditioning system.

         4.06 CHARGE FOR SERVICE. All costs of Landlord for providing the services set forth in Article 4.00 (except those charges paid by Tenant pursuant to section 4.04) shall be subject to the additional rent provisions in section 2.02.

                      ARTICLE 5.00 REPAIRS AND MAINTENANCE

         5.01 LANDLORD REPAIRS. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises or the Building during the term of this Lease except as are set forth in this section. Landlord shall maintain only the roof, foundation, parking and Common Areas, the structural soundness of the exterior walls, doors, corridors, windows and other structures or equipment serving the Premises. Landlord's cost of maintaining and repairing the items set forth in this section are subject to the additional rent provisions in section 2.02. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent by reasons of any repairs, alterations or additions made by Landlord under this Lease.

         5.02 TENANT REPAIRS. Tenant shall, at its own cost and expense, repair or replace any damage or injury to all or any part of the Premises caused by any act or omission of Tenant or Tenant's Representatives; provided, however, if Tenant fails to make the repairs or replacements promptly, Landlord may, at its option, make the repairs or replacements, and the costs of such repairs or replacements (including a 10% supervision fee) shall be charged to Tenant as additional rent and shall become payable by Tenant with the payment of the rent next due hereunder.

         5.03 REQUEST FOR REPAIRS. All requests for repairs or maintenance that are the responsibility of Landlord pursuant to any provision of this Lease must be made in writing to the Building Manager at the address in section 1.03.

         5.04 TENANT DAMAGES. Tenant shall not allow any damage to be committed on any portion of the Premises or Building, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Premises shall be borne by Tenant.


                    ARTICLE 6.00 ALTERATIONS AND IMPROVEMENTS

         6.01 LANDLORD IMPROVEMENTS. If construction to the Premises is to be performed by Landlord prior to or during Tenant's occupancy, Landlord will complete the construction of the improvements to the Premises in accordance with plans and specifications agreed to by Landlord and Tenant, which plans and specifications are made a part of this Lease by reference. Within seven (7) days of receipt of plans and specifications, Tenant shall execute a copy of the plans and specifications and, if applicable, change orders setting forth the amount of any costs to be borne by Tenant. In the event Tenant fails to execute the plans and specifications and change order within the seven (7) day period, Landlord may, at its sole option, declare this Lease canceled or notify Tenant that the Base Rent shall commence on the completion date even though the improvements to be constructed by Landlord may not be complete. Any changes or modifications to the approved plans and specifications shall be made and accepted by written change order or agreement signed by Landlord or Building Manager and Tenant and shall constitute an amendment to this Lease.

         6.02 TENANT IMPROVEMENTS. Tenant shall not make or allow to be made any alterations or physical additions in or to the Premises without first obtaining the written consent of Landlord, which consent may in the sole and absolute discretion of Landlord be denied. Any alterations, physical additions or improvements to the Premises made by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease; provided, however, Landlord, at its option, may require Tenant to remove any physical additions and/or repair any alterations in order to restore the Premises to the condition existing at the time Tenant took possession, all costs of removal and/or alterations to be borne by Tenant. This clause shall not apply to moveable equipment or furniture owned by Tenant, which may be removed by Tenant at the end of the term of this Lease if Tenant is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interests of Landlord.

                       ARTICLE 7.00 CASUALTY AND INSURANCE

         7.01 SUBSTANTIAL DESTRUCTION. If the Premises should be totally destroyed by fire or other casualty, or the Premises should be damaged so that rebuilding cannot reasonably be completed within one hundred and twenty (120) working days after the date of written notification by Tenant to Landlord of the destruction, this Lease may, at Landlord's option, terminate and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification.

         7.02 PARTIAL DESTRUCTION. If the Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred and twenty (120) working days from the date of written notification by Tenant to Landlord of the destruction, this Lease shall not terminate, and Landlord shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, Tenant's Representatives or those for whom Tenant is responsible, the rent payable under this Lease during the period for which the Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Landlord fails to complete the necessary repairs or rebuilding within one hundred and twenty (120) working days from the date of written notification by Tenant to Landlord of the destruction, Landlord may, at its option, terminate this Lease by delivering written notice of termination to Tenant, whereupon all rights and obligations under this Lease shall cease to exist.

         7.03 PROPERTY INSURANCE. Landlord shall at all times during the term of this Lease maintain a policy or policies of insurance with the premiums paid in advance, issued by and binding upon some solvent insurance company, insuring the Building against all risk of direct physical loss in an amount equal to at least ninety percent (90%) of the full replacement cost of the Building structure and its improvements as of the date of the loss; provided Landlord shall not be obligated in any way or manner to insure any personal property (including but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Premises, any fixtures installed or paid for by Tenant upon or within the Premises, or any improvements which Tenant may construct on the Premises. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord even if the cost of such insurance is borne by Tenant as set forth in Article 2.00.

         7.04 TENANT'S INSURANCE. At all times during the term of this lease, Tenant shall carry and maintain, at Tenant's expense, the following insurance in the amounts specified below or such other amounts as Landlord shall from time to time reasonably request, with insurance companies and on forms satisfactory to Landlord:

         A. Public liability and property damage liability insurance, with a combined single occurrence limit of not less than $1,000,000.00. All such insurance shall specifically include without limitation contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this lease.

         B. Workmen's compensation insurance satisfying Tenant's obligations and liabilities under the workmen's compensation laws of the State.

         All policies of public liability and property damage liability insurance which Tenant is obligated to maintain according to this lease shall name Landlord as an additional insured. Tenant shall deliver to Landlord a copy of all such policies or certificates of insurance (including in any case documentation naming Landlord as an additional insured) and evidence of payment of all premiums for any such policies prior to Tenant's occupancy of the demised premises and from time to time during the lease term, at least 30 days prior to the expiration of the term of each such policy. All policies of public liability and property damage liability insurance maintained by Tenant shall also contain a provision that Landlord, although named as an additional insured, shall nevertheless be entitled to recover under such policies for any loss sustained by Landlord, its agents and employees as a result of the acts or omissions of Tenant. Such public liability and property damage liability policies shall also be written as primary policies, not contributing with and not in excess of coverage that Landlord may carry. All policies required to be maintained by Tenant shall provide that they may not be terminated or amended except after 30 days' prior notice to Landlord.

         7.05 WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the Building of which the Premises are a part, or personal property within the Building, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees. Landlord and Tenant agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this section, and to have the insurance policies properly endorsed, if necessary to prevent the invalidation of the insurance coverages by reason of the mutual waivers.

         7.06 HOLD HARMLESS. Landlord shall not be liable to Tenant, Tenant's Representatives, or to any other person, for an injury to person or damage to property on or about the Premises caused by any act or omission of Tenant, Tenant's Representatives, or of any other person entering upon the Premises under express or implied invitation by Tenant or Tenant's Representatives, or caused by the improvements located on the Premises becoming out of repair, the failure or cessation of any service provided by Landlord (including security service and devices), or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises. Tenant agrees to indemnify and hold harmless Landlord of and from any loss, attorneys' fees, expenses or claims arising out of any such damage or injury. Nothing in the foregoing shall relieve Landlord of its liability or cause Tenant to indemnify Landlord for Landlord's gross negligence or willful misconduct.

                            ARTICLE 8.00 CONDEMNATION

         8.01 SUBSTANTIAL TAKING. If all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof.

         8.02 PARTIAL TAKING. If a portion of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in section 8.01 above, Landlord shall at Landlord's sole risk and expense, restore and reconstruct the Building and other improvements on the Premises to the extent necessary to make it reasonably tenantable. The rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof.

                       ARTICLE 9.00 ASSIGNMENT OR SUBLEASE

         9.01 LANDLORD ASSIGNMENT. Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Building. Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

         9.02 TENANT ASSIGNMENT. Tenant shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by transfer of a majority interest of stock, merger, or dissolution, which transfer of majority interest of stock, merger or dissolution shall be deemed an assignment) or mortgage or pledge the same, or sublet the Premises, in whole or in part, without the prior written consent of Landlord, as more fully described below, and in no event shall any such assignment or sublease ever release Tenant or any guarantor from any obligation or liability hereunder. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion hereof.

Notwithstanding the above, Tenant may assign this Lease or sublease the Premises upon fulfillment of all of the following express conditions, but not otherwise:

                  (A) Tenant has notified Landlord in writing of any interest in this Lease which Tenant wishes to assign or any portion of the Premises which Tenant wishes to sublet or permit others to occupy; such notice shall specify the terms and conditions of such transaction and shall be accompanied by any information Landlord may reasonably require with respect to the proposed assignee, sublessee or occupant;

                  (B) Tenant is not then in default under any of the terms, covenants, conditions, provisions, or agreements of this Lease;

                  (C) The proposed assignee or subtenant shall be subject to the prior written consent of Landlord, which consent will not be unreasonably withheld, but, without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny such consent if:

                           (a) the use to be made of the Premises by the proposed assignee or subtenant is [i] not generally consistent with the character and nature of all other tenancies in the Building, or [ii] a use which conflicts with any so-called "exclusive" then in favor of, or any use which is the same as that stated in any percentage Lease to, another tenant of the Building, or [iii] a use which would be prohibited by any other portion of this Lease (including, but not limited to, any Rules and Regulations then in effect); or

                           (b) the character, moral stability, reputation and financial responsibility of the proposed assignee or subtenant are not reasonably satisfactory to Landlord or in any event not at least equal to those which were possessed by Tenant as of the date of execution of this Lease;

                  (D) Neither such assignment or sublease, nor Landlord's consent thereto, shall release or discharge Tenant of or from any liability, whether past, present or future, under this Lease;

                  (E) The consent by Landlord to any such assignment or sublease shall not in any way be construed to relieve Tenant or any assignee or subtenant from obtaining the express consent in writing of Landlord to any further assignment or sublease;

                  (F) Tenant shall not be released from any liability under this Lease because of Landlord's failure to give Tenant notice of default under any of the terms, covenants, conditions, provisions or agreements of this Lease;

                  (G) Tenant does not sublease the Premises to more than one subtenant;

                  (G) The term of each sublease is not less than one year, unless the unexpired term of this Lease is less than one year, in which event the term of such sublease shall be for the unexpired term of this Lease, less one day; and, in no event shall the term of the sublease be for a longer period than the unexpired term of this Lease, less one day;

                  (H) Each sublease shall expressly provide that it is subject and subordinate to this Lease;

                  (I) Tenant shall pay to Landlord Landlord's then standard reasonable processing fee and the reasonable attorneys' fees incurred in connection with each such request;

                  (J) The proposed assignee or subtenant shall execute an agreement pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease; and

                  (K) An executed duplicate original of an assignment and assumption agreement or sublease, on Landlord's then standard form, shall be delivered to Landlord within five ten (10) days after the execution of the agreement, and such assignment or sublease shall not be binding upon Landlord until the delivery of the agreement to Landlord and the execution and delivery of Landlord's consent to the agreement.

                           Landlord shall receive one-half (1/2) of any net profits which Tenant may receive by assigning this Lease or subleasing the Premises, including increased Base Rent collected by Tenant. As used in this Lease, the term "profits" shall mean the consideration payable by the assignee or subtenant to Tenant fairly attributable to this Lease and the Premises (which, if payable on other than a monthly schedule, will be prorated on a monthly basis), including the gross monthly rent received by Tenant under such assignment or sublease, less (i) the pro rata base monthly rent and escalation additional rent payable by Tenant to Landlord with respect to the Premises covered by the assignment or sublease, and (ii) an amortized portion of the aggregate of the broker's commissions payable to an outside broker with respect to the assignment or sublease, and (iii) a pro rata portion of the unamortized portion of costs of any work performed at Tenant's expense in the demised Premises at the beginning of the term of the assignment or sublease. Landlord shall have the option to terminate this Lease, rather than approve the assignment or subleasing of it.

         9.03 CONDITIONS OF ASSIGNMENT. If Tenant desires to assign or sublet all or any part of the Premises, it shall so notify Landlord at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease. Tenant shall provide Landlord with a copy of the proposed assignment or sublease and such information as Landlord might request concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within fifteen (15) days after Landlord's receipt of Tenant's proposed assignment or sublease and all required information concerning the proposed sublessee or assignee, Landlord shall have the following options: (1) cancel this Lease as to the Premises or portion thereof proposed to be assigned or sublet; (2) consent to the proposed assignment or sublease; or (3) refuse, in its reasonable discretion and judgment, as provided above, to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Landlord gives Tenant written notice providing otherwise. Upon the occurrence of an event of default, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at its option collect directly from the assignee or sublessee all rents becoming due to Tenant by reason of the assignment or sublease, and Landlord shall have a security interest in all properties on the Premises to secure payment of such sums. Any collection directly by Landlord from the assignee or sublessee shall not be construed to constitute a novation or a release of Tenant or any guarantor from the further performance of its obligations under this Lease.

         9.04 RIGHTS OF MORTGAGEE. Tenant accepts this Lease subject and subordinate to any recorded mortgage or deed of trust lien presently existing or hereafter created upon the Building and to all existing recorded restrictions, covenants, easements and agreements with respect to the Building. Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any first mortgage or deed of trust lien hereafter placed on the Premises, and Tenant agrees upon demand to execute additional instruments subordinating this lease as Landlord may require. If the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust on the Premises, Tenant shall be bound to the transferee (sometimes called the "Purchaser") at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Landlord under this Lease, and, if requested by the Purchaser, Tenant agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Landlord.

         9.05 ESTOPPEL CERTIFICATES. Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a request from Landlord or Landlord's mortgagee, a statement certifying, if applicable, the following:
Tenant is in possession of the Premises; the Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Tenant claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Landlord; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee. Tenant's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Landlord, that Landlord is not in default of any of its obligations under this Lease, and that Landlord has not received more than one month's rent in advance.

                               ARTICLE 10.00 LIENS

         10.01 LANDLORD'S LIEN. As security for payment of rent, including any additional rent, damages and all other payments required to be made by this Lease, Tenant hereby grants to Landlord a lien upon all property of Tenant now or subsequently located upon the Premises. If Tenant abandons or vacates any substantial portion of the Premises or is in default in the payment of any rentals, damages or other payments required to be made by this Lease or is in default of any other provision of this Lease, Landlord may enter upon the Premises, by picking or changing locks, if necessary, and if permitted by law, take possession of all or any part of the personal property, and may sell all or any part of the personal property at a public or private sale, in one of successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Tenant, sell and convey all or part of the personal property to the highest bidder, delivering to the highest bidder all of Tenant's title and interest in the personal property sold. The proceeds of this sale of the personal property shall be applied by Landlord toward the reasonable costs and expenses of the sale, including attorneys' fees, and then toward the payment of all sums then due by Tenant to Landlord under the terms of this Lease. Any excess remaining shall be paid to Tenant or any other person entitled thereto by law.

         10.02 UNIFORM COMMERCIAL CODE. This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the State. Landlord, in addition to the rights prescribed in this Lease, shall have all of the rights, title, liens and interests in and to Tenant's property, now or hereafter located upon the Premises, which may be granted a secured party, as that term is defined, under the Uniform Commercial Code to secure to Landlord payment of all sums due and the full performance of all Tenant's covenants under this Lease. Tenant will on request execute and deliver to Landlord a financing statement for the purpose of perfecting Landlord's security interest under this Lease or Landlord may file this Lease or a copy thereof as a financing statement. Unless otherwise provided by law and for the purpose of exercising any right pursuant to this section, Landlord and Tenant agree that reasonable notice shall be met if such notice is given by ten (10) days written notice, certified mail, return receipt requested, to Landlord or Tenant at the addresses specified herein.

                       ARTICLE 11.00 DEFAULT AND REMEDIES

         11.01 DEFAULT BY TENANT. The following shall be deemed to be events of default by Tenant under this Lease: (1) Tenant shall fail to pay within ten
(10) days of when due any Monthly Installment of Base Rent, additional rent, or any other payment required pursuant to this Lease; (2) Lessee shall abandon any substantial portion of the Premises; (3) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within thirty (30) days after written notice to Tenant;
(4) Tenant shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or Tenant shall make a transfer in fraud or creditors or shall make an assignment for the benefit of creditors; or (5) Tenant shall do or permit to be done any act which results in a lien being filed against the Premises or the Building of which Premises are a part.

         11.02 REMEDIES FOR TENANT'S DEFAULT. Upon the occurrence of any event of default set forth in this lease, Landlord shall have the option to pursue any one or more of the remedies set forth herein without any notice or demand; (1) Landlord may enter upon and take possession of the Premises without terminating this Lease, by picking or changing locks, if necessary, and if permitted by law, lock out, expel or remove Tenant or any other person who may be occupying all or any part of the Premises without being liable for any claim for damages, and relet Premises on behalf of Tenant and receive the rent directly by reasons of the reletting. Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of any reletting of the Premises; further, Tenant agrees to reimburse Landlord for any expenditures made by it in order to relet the Premises, including, but not limited to, remodeling and repair costs; (2) Landlord may enter upon the Premises, by picking or changing locks if necessary, without being liable for any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease. Further, Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant's obligations under this Lease unless caused by the gross negligence or willful misconduct of Landlord or otherwise;
(3) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to surrender the Premises, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages. Tenant agrees to pay on demand the amount of all loss and damage which Landlord may suffer by reason of the termination of this Lease under this section, whether through inability to relet the Premises on satisfactory terms or otherwise. Notwithstanding any other remedy set forth in this Lease, in the event Landlord has made rent concessions of any type or character, or waived any Base Rent, and Tenant fails to take possession of the Premises on the Commencement or Completion Date or otherwise defaults at any time during the term of this Lease, the rent concessions, including any waived Base Rent, shall be canceled and the amount of the Base Rent or other rent concessions shall be due and payable immediately as if no rent concessions or waiver of any Base Rent had ever been granted. A rent concession or waiver of the Base Rent shall not relieve Tenant of any obligation to pay any other charge due and payable under this Lease including without limitation any sum due under section 2.02. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Landlord only by mailing or delivering written notice of such termination to Tenant, and no other act or omission of Landlord shall be construed as a termination of this Lease. Any property left on the demised premises at the expiration or other termination of this lease, may, at the option of Landlord, either be deemed abandoned or be placed in storage at a public warehouse in the name of and for the account of and at the expense and risk of Tenant. If such property is not claimed by Tenant within ten days after such expiration, termination, it may be sold or otherwise disposed of by Landlord. Tenant expressly releases Landlord of and from any and all claims and liability for damage to or loss of property left by Tenant upon the demised premises at the expiration or other termination of this lease, and Tenant hereby indemnifies Landlord against any and all claims and liability with respect thereto.

                            ARTICLE 12.00 RELOCATION

         12.01 RELOCATION OPTION. Landlord reserves the right, at its option, to transfer and remove Tenant from the Premises to any other available space in the Building of substantially equal size and area.

         12.02 EXPENSES. Landlord shall pay all out-of-pocket expenses of any such relocation, including the expenses of moving and reconstruction of all Tenant furnished and Landlord furnished improvements. Any such reconstruction shall be substantially completed, subject to Landlord's architect's reasonable approval, prior to relocation. In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or conditions of this Lease, but with the new location substituted for the old location set forth in sections 1.02 and 1.03 of this Lease.

                            ARTICLE 13.00 DEFINITIONS

         13.01 ABANDON. "Abandon" means the vacating of all or a substantial portion of the Premises by Tenant, whether or not Tenant is in default of the rental payments due under this Lease.

         13.02 FORCE MAJEURE. "Force Majeure" is defined for purposes of this Lease as strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, walkouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather) which prevents commencement on the Commencement Date.

         13.03 BUILDING. "Building" as used in this Lease means the Building described in section 1.03, including the Premises and the land upon which the Building is situated.

         13.04 COMMENCEMENT DATE. "Commencement Date" shall be the date set forth in section 1.03. The Commencement Date shall constitute the commencement of the term of this Lease for all purposes, whether or not Tenant has actually taken possession.

         13.05 COMPLETION DATE. "Completion Date" shall be the date on which the improvements erected and to be erected upon the Premises shall have been completed in accordance with the plans and specifications described in Article
6.00 and Exhibit B to this Lease. Landlord shall use its best efforts to establish the Completion Date as the date set forth in section 1.03. In the event that the improvements have not in fact been completed as of that date, Tenant shall notify Landlord in writing of its objections. Landlord shall have a reasonable time after delivery of the notice in which to take such corrective action as may be necessary and shall notify Tenant in writing as soon as it deems such corrective action has been completed and the improvements are ready for occupancy. Upon substantial completion of construction, Tenant shall deliver to Landlord a letter accepting the Premises as suitable for the purposes for which they are let and the date of such letter shall constitute the commencement of the term of this Lease. Whether or not Tenant has executed such letter of acceptance, taking possession of the Premises by Tenant shall be deemed to establish conclusively that the improvements have been completed in accordance with the plans and specifications, are suitable for the purposes for which the Premises are let, and that the Premises are in good and satisfactory condition as of the date possession was so taken by Tenant except for latent defects, if any.

         13.06 SQUARE FEET. "Square feet" or "square foot" as used in this Lease includes the area contained within the Premises together with a common area percentage factor of the Premises proportionate to the total Building area. It is agreed and understood by the parties that in the event more than two (2) tenants (including Tenant, but exclusive of any sub-tenants) occupy the floor on which the Premises are located, the common area percentage factor of the Premises shall change and will be recalculated by Landlord's architect in accordance with the measurement standards then in effect and established by the Building Owners and Managers Association ("BOMA"), and the size of the Premises (Section 1.03(B)), Base Rent (Section 1.03(H)), Monthly Installments of Base Rent (Section 1.03(I)) and Tenant's Proportionate Share (Section 1.03(J)) shall all be recalculated according to said BOMA measurement standards. In the event of any such re-measurement, Landlord and Tenant agree to enter into an amendment to the Lease verifying the change in the common area percentage factor, and the revised size of the Premises, Base Rent, Monthly Installments of Base Rent and Tenant's Proportionate Share.

                           ARTICLE 14.00 MISCELLANEOUS

         14.01 WAIVER. Failure of Landlord to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Article 11.00 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy constitute forfeiture or waiver of any rent or damages accruing to Landlord by reason of the violation of any of the terms provisions or covenants of this Lease. Failure by Landlord to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions or covenants contained in this Lease.

         14.02 FORCE MAJEURE. Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by force majeure, by Tenant or Tenant's Representatives.

         14.03 ATTORNEYS' FEES. In the event either party to this Lease defaults in any of the terms, covenants, agreements or conditions contained herein, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees and costs of suit.

         14.04 SUCCESSORS. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Landlord's interest in the Premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Tenant hereunder agrees to attorn to the then owner of the Premises.

         14.05 RENT TAX. If applicable in the jurisdiction where the Premises are situated, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which the tax is based as set forth above.

         14.06 CAPTIONS. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope of intent of any section.

         14.07 NOTICE. All rent and other payments required to be made by Tenant shall be payable to Landlord in care of Building Manager at the Building Manager's address set forth in section 1.03. All payments required to be made by Landlord to Tenant shall be payable to Tenant at the address set forth in section 1.03, or at any other address within the United States as Tenant may specify from time to time by written notice. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) five (5) days after deposit in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in section 1.03.

         14.08 SUBMISSION OF LEASE. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

         14.09 CORPORATE AUTHORITY. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the State that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation has authority to do so. In the event any representation or warranty is false, all persons who execute this Lease shall be liable, individually, as Tenant.

         14.10 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         14.11 LESSOR'S LIABILITY. If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Building as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Building as herein expressly provided.

         14.12 INDEMNITY. Landlord agrees to indemnify and hold harmless Tenant from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Landlord. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Tenant.

         14.13 RECORDING. Neither this Lease, nor any notice nor memorandum regarding the terms hereof shall be recorded by Tenant. Any such unauthorized recording shall give Landlord the right to declare a breach of this Lease and pursue the remedies provided herein.

         14.14 WAIVER OF TRIAL BY JURY. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the premises.

              ARTICLE 15.00 AMENDMENT AND LIMITATION OF WARRANTIES

         15.01 ENTIRE AGREEMENT. IT IS EXPRESSLY AGREED BY LANDLORD AND TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES. THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

         15.02 AMENDMENT. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LANDLORD AND TENANT.

         15.03 LIMITATION OF WARRANTIES. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

                         ARTICLE 16.00 OTHER PROVISIONS

         16.01 DOCUMENTS INCORPORATED BY REFERENCE. Attached hereto are the following Exhibits which are incorporated by reference as if set forth herein:

                  Exhibit A - Description of Building and Premises
                  Exhibit B - Provisions Relating to Construction of Tenant's Space                   (Finish Allowance only)
                  Exhibit C - Rules and Regulations

                            ARTICLE 17.00 SIGNATURES


Signed at ___________________ this ___ day of ___________, 19__.

                                    LANDLORD:

                                    ST. PAUL PROPERTIES, INC.
                                    a Delaware corporation


                                    By: /s/ R. William Inserra
                                        ---------------------------------------
                                        R. William Inserra
                                        Vice president-Asset Management

                                    TENANT:

                                    THE TRIZETTO GROUP,
                                    a Delaware corporation


                                    By: /s/ Jeffrey H. Margolis
                                        ---------------------------------------
                                    Name:   Jeffrey H. Margolis
                                    Title: CEO

                                    ADDENDUM

         THIS ADDENDUM (the "Addendum") is attached to and made a part of that certain Lease Agreement (the "Lease") dated as of April 26, 1999, by and between St. Paul Properties, Inc., a Delaware corporation ("Landlord"), and The Trizetto Group, a Delaware corporation ("Tenant"). In the event of a conflict between the terms and provisions of the Lease to which this Addendum is attached and this Addendum, the terms and provisions of this Addendum shall control. Unless otherwise defined herein, or unless the context otherwise requires, terms initially capitalized in this Addendum shall have the same meaning as such initially capitalized terms do in the Lease.

         1. Extension Option. Provided no Event of Default has occurred and is continuing, and provided that Tenant has not assigned the Lease or sublet more than 8,000 rentable square feet of the Premises, Tenant shall have the option to extend the term of this Lease for one (1) additional period of five (5) years by giving the Landlord written notice of Tenant's election to extend the term of the Lease no more than nine (9) months but at least six (6) months prior to the expiration of the Term of this Lease. Upon the giving of such notice, and upon mutual execution within thirty (30) days of such notice a written amendment to this Lease specifying the terms of such extension, this Lease shall be considered as extended for such option term upon the same terms, conditions and covenants as are contained in this Lease except that there shall be no additional extension options; and except that the parties shall renegotiate the cost for and the number of parking spaces under Section 1.03(O), and except that Tenant shall not have the Right of Offer to Lease provided in Paragraph 2 of this Addendum and except that the Base Rent shall be calculated by multiplying the number of rentable square feet of the Premises by the then fair market base rental value of the Premises then being asked by Landlord for other office space within the Building, and except that the base year for the calculation of Excess Expenses during the extended term shall be the year in which the primary term of the Lease expires. The "then-fair market base rental value of the Premises" means what a landlord under no compulsion to Lease the Premises and a tenant under no compulsion to lease the Premises would determine as rents (including initial monthly rent and rental increases) for the option period, as of the commencement of the option period, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Premises, the credit-worthiness of the Tenant and the rent for comparable buildings located in the areas of the Premises, any concessions given by Landlord, and any other factor reasonably related to the determination of rental values

         2. Right Of Offer To Lease. During the initial term of the Lease, Tenant shall have a right of first offer, subject to existing rights granted to other tenants as of the date of this Lease, to lease the vacant space adjacent to the Premises and currently known as Suite 300 and which is on the third floor of the Building as more particularly shown on Exhibit A-1 attached hereto (the "First Offer Space"), if and when the First Offer Space becomes "available for lease." For purposes of this right of first offer, the First Offer Space will be considered to be "available for lease" if (i) no bona fide written lease agreement is currently in force or effect with respect to such space, (ii) the space becomes vacant, or will become vacant, because an existing tenant's lease has or will expire or be terminated with no renewal or extension options subject to being exercised with respect to such space, and (iii) Landlord makes the First Offer Space available for leasing to others. Tenant's right of first offer with respect to such First Offer Space shall be upon the following terms and conditions:

         a. In the event that (i) the First Offer Space, or any part thereof, becomes or is about to become available for lease as provided above, Landlord will notify Tenant of the rental terms on which it would be willing to lease the First Offer Space to Tenant, and Tenant shall have the right of first offer to lease that portion of the First Offer Space identified in Landlord's notice, subject to existing rights granted to other tenants as of the date of this Lease, at the rent and on the terms and conditions contained in Landlord's notice.

         b. The right of first offer will be exercised by Tenant signing a lease amendment with respect to the subject portion of the First Offer Space at the rent and on the terms set forth in Landlord's notice. Tenant shall accept or reject the offer contained in Landlord's notice within five business (5) days after the receipt by Tenant of Landlord's notice. If an amendment incorporating the terms contained in Landlord's notice is not signed within five business (5) days following receipt of Landlord's notice, time being strictly of the essence, Landlord will have the right to lease the First Offer Space free of the rights of Tenant under this Paragraph 2, and Tenant's right of first offer granted herein shall be null and void. Any space leased by Tenant will be added to the Leased Premises as of the date provided in the proposed amendment.

         c. Notwithstanding any other provision set forth above, it is agreed that Tenant shall not be permitted to exercise any of its rights contained in this Paragraph 1 (i) at any time when the Lease is not in effect or at any time when an Event of Default exists, (ii) in the event that Tenant assigns the Lease or sublets more than 8,000 rentable square feet of the leased Premises at any time, and (iii) Tenant may not exercise the right contained in this Paragraph 2 if the effective date of the addition of the First Offer Space to the Premises previously leased would be at any time during the last year of the then existing term of the Lease.

         d. In the event that Tenant fails to exercise the foregoing right of first offer as provided in this Paragraph 1, time being strictly of the essence, Tenant's right of first offer shall be null and void.

         e. Tenant acknowledges that it is only being granted a right of offer that is subject and subordinate to the rights of any existing tenant with pre-existing rights of refusal, rights of offer, or options to lease, as of the date of this Lease.

         f. In no event shall Landlord be responsible for any brokerage commission for any real estate broker retained by Tenant with respect to this right of first offer.

         3. Termination Option. Provided no Event of Default has occurred and is continuing, and provided that Tenant has not assigned the Lease, and in the event Landlord is unable to accommodate within the Building the growth requirements of Tenant, Tenant shall have the option, in its sole discretion, to terminate the Lease with respect to the Premises on September 30, 2002, by providing Landlord with one-hundred eighty (180) days' prior written notice of Tenant's intent to terminate the Lease with respect to the Premises, and provided that by September 30, 2002, Tenant shall pay Landlord a termination fee equal to the sum of all of Landlord's unamortized costs of leasing the Premises to Tenant, including but not limited to leasing commissions, tenant improvements and rental abatement, plus an amount equal to four (4) months of Base Rent for the Premises.

                                             LANDLORD:

                                             ST. PAUL PROPERTIES, INC.



                                             By: /s/ Illegible signature
                                                 ------------------------------
                                             Name:
                                             Title:

                                             TENANT:

                                             THE TRIZETTO GROUP
                                             a Delaware corporation


                                             By: /s/ Jeffrey H. Margolis
                                                 ------------------------------
                                             Name:   Jeffrey H. Margolis
                                             Title:  CEO

                                   EXHIBIT A
                              [Building Floorplan]


                                   23,610 RSF

                                   EXHIBIT "B"
              PROVISIONS RELATING TO CONSTRUCTION OF TENANT'S SPACE
                             (FINISH ALLOWANCE ONLY)

         1. Landlord will provide Tenant with a construction credit in the sum of up to Twelve and No/100 Dollars ($12.00) per rentable square foot of the Premises, which equals Two Hundred Eighty-three Thousand Three Hundred Twenty and No/100 Dollars ($283,320.00) (the "Construction Credit"), which may be used only against the cost of design and construction by Landlord of Improvements or alterations permanently installed and incorporated in the realty of the Premises, including space plans and working drawings of the Premises (excluding specifically fixtures, furniture and equipment), as contemplated under the plans and specifications and working drawings to be prepared by an architect selected by Landlord and initialed by Tenant and by Landlord for identification and approval (the "Plans"); provided, however, that Landlord shall provide Tenant with one space plan for the Premises at no charge (the cost of any additional space plans and all working drawings shall be paid for out of the Construction Credit). Landlord will cause such work (the "Work") to be performed in a good and workmanlike manner and in accordance with the Plans, using Landlord's standard building materials (unless otherwise specified by Tenant), and using one of Landlord's approved contractors for the Building. All Work performed shall be subject to Landlord's review and approval, including but not limited to administration of the Work, which administration shall be subject to a construction management fee payable to Landlord equal to one percent (1%) of the total cost of such Work, and which shall be paid out of the Construction Credit. All Work shall also be subject to the reasonable approval of the architect. If the Construction Credit is not used within six months of the Commencement Date, the unused portion shall revert back to Landlord. In the event the cost of the Work exceeds the Construction Credit, Landlord agrees to provide an additional Construction Credit (the "Additional Construction Credit") of up to One Hundred Eighteen Thousand Fifty and No/100 Dollars ($118,050.00) provided the cost of any such Additional Construction Credit shall increase the Base Rent under the Lease for the Premises by amortizing such Additional Construction Credit over the Term at the rate of eleven percent (11%) per annum, compounded monthly, and further provided, that Landlord and Tenant shall enter into an amendment to this Lease memorializing the amount of the Additional Construction Credit used, and the new Base Rent for the Premises.

         2. All material and labor selected by Tenant must be readily available in Denver, Colorado. Tenant agrees that promptly after the execution of the Lease, Tenant will advise Landlord of all selections or designations as to paint, color and materials, if other than Landlord's standard materials.

         3. Any additional work which Landlord may agree to perform, or cost of changes or any materials or installations other than Landlord standard materials or installations which Landlord may agree to obtain over and above the Construction Credit, or the Additional Construction Credit if utilized by Tenant, (to be known as "Tenant's Overstandard Work"), shall be procured at a cost, plus 10% thereof as an administration payment. Costs include but are not limited to so-called "general conditions" (e.g., trash, clean-up and hauling, job lighting and power, insurance, safety protection, security and hoists) in whole or in part apportionable to Tenant's Overstandard Work. If the aggregate of all Tenant's Overstandard Work to which Landlord agrees is less than $2,000.00, the whole amount shall be payable promptly after completion of such work and after Landlord's billing Tenant for the work. If the aggregate of all Tenant's Overstandard Work exceeds $2,000.00, such aggregate shall be payable 50% upon Tenant's signing with Landlord the agreement under which Landlord agrees to perform such Tenant's Overstandard Work, and the balance shall be payable in substantially equal progress payments promptly after Landlord's billing Tenant for that work. Such payments in either event shall be collectible as additional obligations which Tenant shall bear pursuant to the Lease, and, if Tenant defaults in the payment of that work, Landlord shall have (in addition to all other remedies) the same rights as provided in the Lease in the event of Tenants' default in the payment of rent. Any Tenant's Overstandard Work shall also be subject to the terms of the Lease and shall also be subject to Landlord's approval of plans and specifications as set forth in Paragraph 1 above.

         4. If the Premises are not ready for occupancy because of delays attributable to Tenant (such as changes by Tenant to its finish requirements after approval of the initial design, delays in providing information or approving space plans and drawings, and like delays, but not including the architect's reasonable rejection of the Work under Paragraph 1 above) the Commencement Date shall be the date the Premises would have been substantially completed and ready for occupancy in the absence of such delays, which date is agreed to be the Completion Date, as that term is defined in paragraph 13.05 and is shown in paragraph 1.03 of the Lease. Failure by Landlord to complete the tenant finish improvements shall not relieve Tenant of its duty to pay rent and perform its obligations under the Lease if such failure is attributable to Tenant's failure to determine its requirements, approve plans and specifications or otherwise facilitate completion of the tenant finish improvements. However, if the Premises are not ready for occupancy because of delays not attributable to Tenant, including but not limited to the failure of the condition precedent requiring Pulte Mortgage Corporation to vacate the Premises on or before August 9, 1999, Force Majeure, or architect's reasonable rejection of the Work pursuant to Paragraph 1 above, the Commencement Date shall be the date the Work is substantially complete and the Premises are substantially ready for occupancy. In the event the Commencement Date is delayed beyond October 1, 1999, the Termination Date of the Lease shall be extended to the date which is the last day of the month that is sixty-one (61) months after the Commencement Date, and the parties shall enter into an amendment to the Lease verifying the Commencement Date and the Termination Date of the Lease. The foregoing notwithstanding, in the event that the Work is not substantially completed by February 1, 2000, because of delays not attributable to Tenant, then Tenant may terminate the Lease upon prior written notice to Landlord, to be delivered no later than February 4, 2000.

         5. The term "substantially complete" is defined as the date when construction is sufficiently completed in accordance with the contract documents, as modified by any change orders agreed to by the parties, and subject to completion of Tenant's reasonable list of punch-list items, so that Tenant can occupy the Premises for the use for which it was intended.

                                   EXHIBIT "C"
                              RULES AND REGULATIONS


1. Landlord agrees to furnish Tenant two (2) keys without charge. Additional keys will be furnished at a nominal charge. Tenant shall not change locks or install additional locks on doors without prior consent of Landlord. Tenant shall not make or cause to be made duplicates of keys procured from Landlord without prior approval of Landlord. All keys to Premises shall be surrendered to Landlord upon termination of this Lease.

2. Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the Premises for Tenant to Building Manager for its approval before performance of any contractual service. Tenant's contractors and installation technicians shall comply with Landlord's rules and regulations pertaining to construction and installation. This provision shall apply to all work performed on or about the Premises, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the Premises.

3. Tenant shall not at any time occupy any part of the Premises as sleeping or lodging quarters.

4. Tenant shall not place, install or operate on the Premises or in any part of the Building any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, (except for stove, microwave oven and other similar kitchen appliances in the employee lounge) or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without written consent of Landlord.

5. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from the Premises regardless of whether such loss occurs when the area is locked against entry or not, unless due to Landlord's or its agents' or employees' gross negligence or willful misconduct.

6. No dogs, cats, fowl, or other animals shall be brought into or kept in or about the Premises, with the exception of seeing eye dogs.

7. Employees of Landlord shall not receive or carry messages for or to any Tenant or other person or contract with or render free or paid services to any Tenant or to any of Tenant's Representatives.

8. None of the parking, plaza, recreation or lawn areas, entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas or such area used by Tenant or Tenant's Representatives at any time for purpose inconsistent with their designation by Landlord.

9. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or by the defacing or injury of any part of the Building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

10. No person shall disturb occupants of the Building by the use of any radios, record players, tape recorders, musical instruments, the making of unseemly noises or any unreasonable use.

11. Nothing shall be thrown out of the windows of the Building or down the stairways or other passages.

12. Tenant and Tenant's Representatives shall park their vehicles only in those parking areas designated by Landlord. Tenant shall furnish Landlord with state automobile license numbers of Tenant's vehicles and its employees' vehicles within five (5) days after taking possession of the Premises and shall notify Landlord of any changes within five (5) days after such change occurs. Tenant shall not leave any vehicle in a state of disrepair (including without limitation, flat tires, out of date inspection stickers or license plates) on the Premises. If Tenant or Tenant's Representatives park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Landlord, after giving written notice to Tenant of such violation, shall have the right to remove such vehicles at Tenant's expense.

13. Parking in a parking garage or area shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Landlord. Failure to observe the rules and regulations shall terminate Tenant's right to use the parking garage or area and subject the vehicle in violation of the parking rules and regulations to removal and impoundment. No termination of parking privileges or removal or impoundment of a vehicle shall create any liability on Landlord or be deemed to interfere with Tenant's right to possession of its Premises. Vehicles must be parked entirely within the stall lines and all directional signs, arrows and posted speed limits must be observed. Parking is prohibited in areas not striped for parking, in aisles, where "No Parking" signs are posted, on ramps, in cross-hatched areas, and in other areas as may be designated by Landlord. Parking stickers or other forms of identification supplied by Landlord shall remain the property of Landlord and not the property of Tenant and are not transferable. Every person is required to


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

park and lock his vehicle. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver, unless due to Landlord's or its agents' or employees' gross negligence or willful misconduct.

14. Movement in or out of the Building of furniture or office supplies and equipment, or dispatch or receipt by Tenant of any merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby, shall be restricted to hours designated by Landlord. All such movement shall be under supervision of Building Manager and carried out in the manner agreed between Tenant and Building Manager by prearrangement before performance. Such prearrangement will include determination by Building Manager of time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant assumes, and shall indemnify Landlord against, all risks and claims of damage to persons and properties arising in connection with any said movement.

15. Landlord shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs or improvements or delays of any sort of duration in connection with the elevator service.

16. Tenant shall not lay floor covering within the Premises without written approval of the Landlord. The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

17. Tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting and peddling within the Building.

18. Landlord reserves the right to exclude from the Building, between the hours of 6:00 p.m. and 7:00 a.m. on weekdays and at all hours on Saturday, Sunday and legal holidays, all persons who are not known to the Building security personnel and who do not present a pass to the Building signed by the Tenant. Each Tenant shall be responsible for all persons for whom it supplies a pass.

19. It is Landlord's desire to maintain in the Building the highest standard of dignity and good taste consistent with comfort and convenience for Tenant and Tenant's Representatives. Any actions or condition not meeting this high standard should be reported directly to Landlord. Your cooperation will be mutually beneficial and sincerely appreciated. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary, for the safety, care and cleanliness of the Premises and for the preservation of good order therein.


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